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                                   HUNTCO INC.
                     14323 SOUTH OUTER FORTY - SUITE 600N
                        TOWN & COUNTRY, MISSOURI   63017

FOR IMMEDIATE RELEASE:

HUNTCO REPORTS NET SALES AND NET INCOME FOR FIRST QUARTER.   $.035 DIVIDEND
DECLARED.

TOWN & COUNTRY, MISSOURI, April 16, 1998 . . . . . Huntco Inc. (NYSE:"HCO"), a
Town & Country based intermediate steel processor, today announced results of operations for its first quarter ended March 31, 1998. Net sales for the quarter were $110.4 million, an increase of 29.1% in comparison to net sales of $85.5 million for the three months ended March 31, 1997 (the "prior year's first quarter"). Net income available for common shareholders for the quarter was $.6 million, or $.07 per share both basic and diluted, which compares to net income available for common shareholders of $1.2 million, or $.13 per share both basic and diluted, in the prior year's first quarter.

The Company declared a dividend of $.035 per common share for common shareholders of record on May 1, 1998 and payable on May 15, 1998.

As discussed more fully in the Company's Transitional Annual Report to Shareholders and in its Form 10-K for the transition period ended December 31, 1997, the Company and its lenders amended the terms of its long-term debt agreements effective March 24, 1998. The Company is in compliance with the financial covenants and ratios required by such agreements.

The Company attributes the increase in net sales to higher levels of tons processed, with these volume driven increases in net sales being partially offset by lower average selling prices. The Company processed and shipped a record 340,102 tons of steel in the quarter, an increase of 37.0% in
comparison to the prior year's first quarter.   Approximately 23.8% of the
tons processed in the first quarter of 1998 represented customer-owned material processed on a per ton, fee basis, versus a tolling percentage of 22.3% in the comparable period of the prior year. The Company sold 85,840 tons of cold rolled products during the first quarter of 1998, which compares to 48,846 tons in the prior year's first quarter. Average per ton selling values declined 6.5% in the first quarter of 1998, in comparison to prior year levels, reflecting lower prices for hot rolled steel coils charged by the Company's suppliers.

Gross profit expressed as a percentage of net sales was 7.0% for the quarter ended March 31, 1998, which compares to 8.6% for the prior year's first quarter. The lower gross profit margin reflects continuing declines in steel prices, higher levels of equipment lease expense included in cost of sales, and lower percentage margin sales resulting from start-up expenses relating to the Company's new coil pickling line at its Blytheville facility. First quarter gross profit margins in calendar 1997 were negatively impacted by the start-up of the Company's new South Carolina facility.

The Company expects that its net sales in the second quarter should approximate the level of net sales realized during the first quarter of 1998. It further believes that its gross profit margins will improve slowly during the second quarter, with the increase in gross profit margins accelerating in the second half of the year as the Company expects to benefit from more favorable raw material pricing and continuing operational improvements.

This press release contains certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "believes," and "anticipates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections concerning the Company's plans for 1998 and about the steel processing industry in general, as well as assumptions made by Company management and are not guarantees of future performance. Therefore, actual events, outcomes, and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company encourages those who make use of this forward-looking data to make reference to a complete discussion of the factors which may cause the forward-looking data to differ materially from actual results which is contained in the Company's Transitional Annual Report and in Form 10-K, both for the eight month transition period ended December 31, 1997.

Huntco Inc. is a major, intermediate steel processor, specializing in the processing of flat rolled carbon steel.


                              *  *  *  *  *

                                 HUNTCO INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (unaudited, in thousands, except per share amounts)

                                                     Three Months
                                                    Ended March 31,
                                                   1998         1997
                                                 -------      -------
Net sales                                        $110,373     $85,501

Cost of sales                                     102,617      78,152
                                                 --------     -------
Gross profit                                        7,756       7,349

Selling, general and administrative expenses        4,718       3,615
                                                 --------     -------
Income from operations                              3,038       3,734

Interest, net                                      (2,021)     (1,755)
                                                 --------     -------
Income before income taxes                          1,017       1,979

Provision for income taxes                            366         755
                                                 --------     -------
Net income                                            651       1,224

Preferred dividends                                    50          33
                                                 --------     -------
Net income available for common shareholders     $    601     $ 1,191
                                                 ========     =======


Earnings per common share:
  Basic                                             $ .07       $ .13
                                                    =====       =====
  Diluted                                           $ .07       $ .13
                                                    =====       =====

Weighted average common shares outstanding:
  Basic                                             8,942       8,942
                                                    =====       =====
  Diluted                                           8,998       8,942
                                                    =====       =====

                                   HUNTCO INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      March 31,   December 31,
                                                        1998         1997
                                                     ----------   -----------
                                                     (unaudited)   (audited)
ASSETS
Current assets:
 Cash                                                 $     21     $     27
 Accounts receivable, net                               52,214       41,643
 Inventories                                            74,714       81,612
 Other current assets                                    3,556        5,015
                                                      --------     --------
                                                       130,505      128,297

Property, plant and equipment, net                     145,762      145,777
Other assets                                            11,394       11,191
                                                      --------     --------
                                                      $287,661     $285,265
                                                      ========     ========


LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                     $ 38,451     $ 40,027
 Accrued expenses                                        3,153        3,879
 Current maturities of long-term debt                      200          209
                                                      --------     --------
                                                        41,804       44,115
                                                      --------     --------

Long-term debt                                         114,686      110,730
Deferred income taxes                                    9,565        9,415
                                                      --------     --------
                                                       124,251      120,145
                                                      --------     --------
Shareholders' equity:
 Series A preferred stock (issued and
   outstanding, 225; stated at liquidation value)        4,500        4,500
 Common stock:
   Class A (issued and outstanding, 5,292)                  53           53
   Class B (issued and outstanding, 3,650)                  37           37
 Additional paid-in-capital                             86,530       86,530
 Retained earnings                                      30,486       29,885
                                                      --------     --------
                                                       121,606      121,005
                                                      --------     --------
                                                      $287,661     $285,265
                                                      ========     ========

                                 HUNTCO INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (unaudited, in thousands)

                                                       Three Months
                                                      Ended March 31,
                                                     1998        1997
                                                   -------     -------

Cash flows from operating activities:
 Net income                                        $   651     $ 1,224
                                                   -------     -------
 Adjustments to reconcile net income to
  net cash provided (used) by operating
  activities:
    Depreciation and amortization                    2,508       2,156
    Other                                             (427)       (224)
    Decrease (increase) in:
      accounts receivable                          (10,571)     (7,577)
      inventories                                    6,898     (19,178)
      other current assets                           1,459       1,249
      other assets                                    (404)     (2,419)
    Increase (decrease) in:
      accounts payable                              (1,576)     25,139
      accrued expenses                                (726)       (910)
      non-current deferred taxes                       150       1,340
                                                   -------     -------
        Total adjustments                           (2,689)       (424)
                                                   -------     -------
 Net cash provided (used) by operations             (2,038)        800
                                                   -------     -------
Cash flows from investing activities:
 Acquisition of property, plant and equipment, net  (1,865)    (11,831)
                                                   -------     -------
 Net cash used by investing activities              (1,865)    (11,831)
                                                   -------     -------
Cash flows from financing activities:
 Issuance of Series A preferred stock                 -          4,500
 Net proceeds from newly-issued debt                 4,000       5,500
 Payments on long-term debt                            (53)        (47)
 Common stock dividends                               -           (313)
 Preferred stock dividends                             (50)        (33)
 Other                                                -            (37)
                                                   -------     -------
 Net cash provided by financing activities           3,897       9,570
                                                   -------     -------
Net decrease in cash                                    (6)     (1,461)

Cash, beginning of period                               27       1,759
                                                   -------     -------
Cash, end of period                                $    21     $   298
                                                   =======     =======
